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                                  EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS





        We consent to the incorporation by reference in the Registration Statement (Forms S-8 No. 333-286, S-8 No. 333-52037, and S-8 No. 333-68249)
pertaining to the 1985 Stock Incentive Program, 1994 Stock Option Plan, Outside Directors' Stock Option Plan and Employee Qualified Stock Purchase Plan of Celeritek, Inc. of our report dated April 23, 1999, with respect to the consolidated financial statements and schedule of Celeritek, Inc. included in this Annual Report on Form 10-K for the year ended March 31, 1999.



                                                          /s/ Ernst & Young, LLP


San Jose, California
June 1, 1999